CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Michigan Financial Corporation Employee Savings and Stock Ownership Plan of our report dated January 19, 1996, with respect to the consolidated financial statements of Michigan Financial Corporation, member banks, and insurance subsidiary incorporated by reference in the Annual report (10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission on July 23, 1997.


Milwaukee, Wisconsin
July 23, 1997
                                           /s/ Ernst & Young LLP
                                           Ernst & Young LLP